Exhibit 16
November 22, 2005
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Ameritrade Holding Corporation’s Form 8-K/A Amendment No. 1 dated November 15, 2005, and have the following comments:
1.	We agree with the statements made in the second, third, fourth and fifth paragraphs of the Form 8-K/A.
2.	We have no basis on which to agree or disagree with the statements made in the first paragraph of the Form 8-K/A.
Yours truly,
/S/ DELOITTE & TOUCHE LLP
Omaha, Nebraska